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                                                                    EXHIBIT 99.1
                             SUNDSTRAND CORPORATION
                              4949 HARRISON AVENUE
                                 P.O. BOX 7003
                         ROCKFORD, ILLINOIS 61125-7003

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
            FOR THE SPECIAL MEETING OF STOCKHOLDERS ON JUNE 10, 1999

     The undersigned hereby appoints Paul Donovan and Robert Jenkins, or any of them, each with power of substitution, as proxies to vote as specified on this card all shares of common stock of Sundstrand Corporation (the "Company") which the undersigned may be entitled to vote at the Company's Special Meeting of Stockholders to be held on June 10, 1999 and at any adjournment or postponement thereof. Said proxies are authorized to vote in their discretion as to any other business which may properly come before the meeting. IF A VOTE IS NOT SPECIFIED, SAID PROXIES WILL VOTE FOR PROPOSALS 1 AND 2.

     You are encouraged to specify your choices by marking the appropriate boxes on both sides of this card-but you need not mark any boxes if you wish to vote in accordance with the Board of Directors' recommendations. The proxies cannot vote your shares unless you sign and return this card.

     The signer hereby revokes all proxies heretofore given by the signer to vote at said meeting or any adjournment or postponement thereof.

     This proxy when properly executed will be voted in the manner directed herein by the undersigned stockholder. If no direction is made, this proxy will be voted FOR proposals 1 and 2.

    [ ] Please make your votes as in this example.
        THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR PROPOSALS 1 AND 2.

1. PROPOSAL TO APPROVE AND ADOPT THE AGREEMENT AND PLAN OF MERGER, DATED AS OF FEBRUARY 21, 1999, AMONG UNITED TECHNOLOGIES CORPORATION, HSSAIL INC. AND THE COMPANY, AND THE MERGER.
               [ ] FOR          [ ] AGAINST          [ ] ABSTAIN

2. PROPOSAL TO ELECT DIRECTORS TO SERVE A THREE-YEAR TERM (OR UNTIL CONSUMMATION OF THE MERGER, IF EARLIER).
   [ ] FOR all nominees listed below (except as indicated to the contrary below).
   [ ] WITHHOLD AUTHORITY to vote for all nominees listed below.
               Klaus H. Murmann, Berger G. Wallin, Richard A. Abdoo
                                   (CONTINUED AND TO BE SIGNED ON REVERSE SIDE.)
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   Instruction:  To withhold authority to vote for any individual nominee, cross a line through the name of the nominee.

                                          Signature(s):

                                          _____________________________________

                                          _____________________________________

     Please sign exactly as name appears herein. If shares are held jointly or by two or more persons, each stockholder named should sign. Executors, administrators, trustees, etc. should so indicate when signing. If the signer is a corporation, please sign corporate name by duly authorized officer. If a partnership, please sign in partnership name by authorized person.

              PLEASE SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY
                          USING THE ENCLOSED ENVELOPE.